EXHIBIT 10.1

         LEASE OPTION AND ACQUISITION AGREEMENT BETWEEN DOLPHIN ENERGY
                        CORPORATION AND QUANECO, L.L.C.





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                     LEASE OPTION AND ACQUISITION AGREEMENT

THIS LEASE OPTION AND ACQUISITION AGREEMENT (this "Agreement") is made and entered into by and between QUANECO, L.L.C., an Oklahoma limited liability company ("Quaneco"), and DOLPHIN ENERGY CORPORATION, a Nevada Corporation ("Dolphin");

                                   WITNESSETH:

         WHEREAS, Quaneco owns working and net revenue interests in certain oil and gas leases and any production therefrom, all of such interests (real and personal) and associated acreage being more particularly described on Annex "A" annexed hereto and being referred to hereinafter as the "Properties"; and

         WHEREAS, Quaneco wishes to grant and sell to Dolphin, and Dolphin wishes to accept and purchase from Quaneco an option to acquire, up to one half (1/2) of Quaneco's interest in the Properties and assume it's proportionate share of Quaneco's liabilities, obligations and responsibilities with respect to the Properties;

         NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, the parties hereto agree as follows:

1. GRANT OF OPTION. Quaneco hereby agrees to sell and grant to Dolphin, and Dolphin hereby agrees to accept and purchase from Quaneco, an option to acquire up to fifty percent (50%) of Quaneco's right, title and interest in and to the Properties subject to the terms and provisions hereof and of the leases, assignments, and conveyances whereby Quaneco received title to the Properties.

2. PAYMENT OF INITIAL CONSIDERATION. In consideration of the granting of the option by Quaneco to Dolphin, Dolphin will make the following cash payments to Quaneco during calendar 2003:

         (a) Within the earlier of (i) thirty (30) days of the date of the execution of this Agreement or (ii) September 1, 2003, Dolphin will pay Quaneco the sum of $450,000.00

         (b) Within the earlier of sixty (i) (60) days of the date of this Agreement or (ii) October 1, 2003, Dolphin will pay Quaneco an additional $550,000.00.

3. DRILLING PROGRAM AND OBLIGATIONS. Dolphin will participate in a drilling progrm to develop the Properties for gas production from coal seams as follows:

         (a) Dolphin will pay its proportionate share of the costs in the drilling of eight (8) wells to be drilled in a concentrated eighty (80) acre pattern and to be commenced on or about the later in time of (i) September 15, 2003 or (ii) the date when the State and/or federal permits for the drilling of the wells are issued. Dolphin will pay its proportionate share of the costs for the 8 wells to Quaneco within ten (10) days of the receipt of the AFE's for the wells.


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         (b)     Once Quaneco has determined further development is warranted, the operator will commence the drilling of up to twenty-four (24) additional wells, and Dolphin will pay twenty- five percent (25%) of the costs of drilling such 24 wells. Dolphin will pay its proportionate share of the costs for the 24 wells within 10 days of the receipt of the AFE for each well.

         (c) If after the first 32 wells are completed and evaluated, Quaneco determines that further drilling is justified, the operator will drill and additional thirty-two (32) wells for which Dolphin will pay twenty-five percent (25%) of the costs of drilling such wells. Dolphin will pay its proportionate share of the costs for the 32 wells within 10 days of receipt of the AFE for each well.

         (d) If after completion of the first sixty-four (64) wells, Quaneco decides to go forward with the drilling program, the operator will commence the drilling of up to sixty-four (64) additional wells, and Dolphin will agree to pay twenty-five percent (25%) of the costs of drilling such 64 wells. Dolphin will pay its proportionate share of the costs of the 64 wells within 10 days of receipt of the AFE for each well.

         (e) The working interests earned by Dolphin in the drilling program referenced above by payment in full of its proportionate share of the costs of the wells, will remain Dolphin's without respect to whether Dolphin ultimately exercises its option to acquire any more of Quaneco's interests in the Properties.

4.       ADDITIONAL PAYMENTS AND ASSIGNMENTS.

         (a)     On the earlier in time of (i) April 15, 2003 or (ii) thirty
(30) days after the date on which the actual drilling of the group of twenty-four (24) wells as provided for in 3(b) has been commenced, Dolphin will pay Quaneco an additional $625,000.00.

         (b) On or before April 15, 2004, Dolphin will pay Quaneco $1,687,500.00. Upon receipt of this payment in full, Quaneco will assign to Dolphin an undivided 25% working interest in one-half (1/2) of the Properties. (A net acreage position of 26,500 acres). This assignment will grant Dolphin on undivided 12.5% working interest in 8/8ths of the Properties.

         (c) Dolphin shall pay the remaining balance ($3,312,500.00) in 2 equal payments as follows:

                  September 1, 2004, $1,656,250.00

                  December 1, 2004, $1,656,250.00

                  Upon receipt of each payment described above, Quaneco will assign to Dolphin an undivided 12.5% working interest in one-half of the Properties for an additional total of 26,500 acres. Those two (2) assignments will grant Dolphin an additional 12.5% working interest in 8/8ths of the Properties.


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         (d)     Dolphin will have the option throughout the term of this
arrangement to prepay the amounts provided for in 4(a), 4(b) and 4(c) above and receive the appropriate assignment of an undivided working interest from Quaneco in the Properties.

         (e) As the assignments are made under this Article 4., Dolphin will be included as a partner, to the extent of its interest in the Properties, under the operating agreement annexed hereto as Annex B.

5. FURTHER COOPERATION ON SUBSEQUENT DOCUMENTS. Dolphin and Quaneco agree to cooperate at all times from and after the date hereof with respect to the supplying of any information which may at anytime be requested by the other regarding any of the matters described in this Agreement, and each agrees to execute such further deeds, mortgages, bills of sale, assignments, transfer orders, releases or other documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the transactions described herein.

6. REPRESENTATIONS OF QUNECO. Quaneco represents and warrants to Dolphin that:

         (a) Quaneco has all necessary power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Quaneco have been duly and effectively authorized by all necessary action on the part of Quaneco and this Agreement constitutes a valid and binding obligation of Quaneco enforceable against Quaneco in accordance with its terms.

         (b) Any consent, approval or other permission required to be made or obtained by Quaneco for the execution and delivery of this Agreement and the performance by Quaneco of its obligations hereunder, including without limitation, Quaneco's assignment of the interests hereunder has been obtained.

         (c) Quaneco can and will deliver good title to the transferred interests in Properties free and clear of all liens, security interests, charges and encumbrances arising by, through or under Quaneco. Quaneco will deliver to Dolphin not less than an eighty percent (80%) net revenue interest in the Properties. The interests in the Properties are otherwise conveyed to Dolphin without warranty or recourse. Quaneco's warranty given in this paragraph does not extend to or cover any defect of title, lien, security interests, charge or encumbrance resulting from any event or occurrence other than (i) Quaneco's sale, mortgage, or assignment of interest in the Properties of such magnitude that Quaneco's interest in the Properties is insufficient to enable Quaneco to assign or convey title to the Properties to Dolphin or (ii) claims for money or taxes due from Quaneco that result in a lien on the interest in the Properties.

         (d) To the knowledge of Quaneco there are no legal actions liens or claims of any kind now existing or threatened with respect to any of the Properties except as set forth in Annex C hereto.

         (e) The wells drilled as part of the above referenced drilling program will be drilled


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and operated in compliance with all applicable laws, rules and regulations and in accord with standard industry practice.

7. REPRESENTATIONS OF DOLPHIN. Dolphin represents and warrants to Quaneco that:

         (a) Dolphin has all necessary power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Dolphin have been duly and effectively authorized by all necessary action on the part of Dolphin, and this Agreement constitutes a valid and binding obligation of Dolphin enforceable against Dolphin in accordance with its terms.

         (b) Any consent, approval or other permission required to be made or obtained by Dolphin for the execution and delivery of this Agreement and the performance by Dolphin of its obligations hereunder has been obtained.

         (c) There is no broker, finder or financial advisor involved in this transaction on behalf of Dolphin.

8. QUANECO'S CONDITIONS OF ASSIGNMENT. Quaneco's obligations herein to assign working interests in the Properties to Dolphin is subject to and conditional upon the performance and fulfillment of the following each time an assignment is made:

         (a) Dolphin shall have complied with all covenants and agreements, including required payments, herein agreed to be performed.

         (b) All representations and warranties of Dolphin set forth herein shall be true and correct at each assignment with the same effect as if made again at such time.

         (c) The foregoing conditions are for the benefit of Quaneco and may, without prejudice to any of the rights of Quaneco hereunder be waived in writing, in whole or in part, at any time.

9. DOLPHIN'S CONDITIONS OF PAYMENT. Dolphin's obligations herein to make payments to and accept assignments from Quaneco shall be subject to the following:

         (a) Quaneco shall have complied with all covenants and agreements herein agreed to be performed by it:

         (b) All representations and warranties set forth herein shall be true and correct at each closing with the same effect as if made again at such time.

         (c) The foregoing conditions shall be for the benefit of Dolphin and may, without prejudice to any of the rights of Dolphin hereunder, be waived in writing, in whole or in part at any time.


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10.      NONPAYMENT BY DOLPHIN.  If at any time Dolphin fails to make any payment provided for in this Agreement, Quaneco may terminate this Agreement and retain all monies paid to it herein, and neither Dolphin nor Quaneco will have any further obligations hereunder.

11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, legal representatives, successors and assigns.

12. SURVIVAL OF REPRESENTATIVE. The representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the execution hereof.

13. MODIFICATION AND WAIVER. No supplement, modification, waiver or termination of this Agreement or any provisions hereof shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

14. SEVERABILITY OF PROVISIONS. To the extent permitted by law, a holding by any court that any provision in this Agreement is invalid, illegal, or unenforceable in any respect shall not affect any other provision, and this Agreement shall be constructed as if the invalid, illegal, or unenforceable provision had never been a part of this Agreement.

15. NO LIMITATION OF REMEDIES. Nothing in this Agreement shall be constructed to limit any legal or equitable remedies of the parties.

16. EXPENSES. Except as otherwise provided in this Agreement, all fees, costs, and expenses incurred in negotiating this Agreement or completing the transactions described in this Agreement shall be paid by the party incurring the fee, cost, or expenses.

17. PRIOR AGREEMENTS SUPERSEDED. This Agreement constitutes the entire understanding among the parties hereto and supersedes any prior negotiations, discussions, agreements, and understandings among the parties with respect to the subject matter of this Agreement.

18. COUNTERPARTS AND FACSIMILES. This Agreement may be executed in counterparts. Each of the counterparts shall be deemed an original instrument, but all of the counterparts together shall constitute one and the same instrument. Further, facsimiles of signed original copies of this Agreement shall be deemed and treated as original signed copies.

19. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Montana.

20. NOTICE. Unless otherwise provided herein, any notice, tender or delivery to be given hereunder by one party to another may be effected as appropriate by (i) personal delivery, (ii) registered mail, (iii) facsimile transmission or (iv) overnight delivery to the party being notified at the address or facsimile number stated below or such other number or address as has been previously supplied in writing to the party giving such notice:

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                  Dolphin Energy Corporation
                  1001 Brickell Bay Drive
                  Suite 2202
                  Miami, Florida 33131
                  Facsimile: (307) 373-5726

                  Quaneco, L.L.C.
                  c/o Quantum Energy, L.L.C.
                  35010 Chardon Rd. #200
                  Willoughby Hills, Oh 44094
                  Facsimile: (440) 954-5029
                  Attention: Paul Mysyk

21. TERM. The term of this Agreement shall commence on the date of signing set forth below and continue through the last assignment made by Quaneco to Dolphin, provided that Dolphin's option to acquire working interests from Dolphin has not terminated earlier as provided herein.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of (although not necessarily thereon) the 5th day of AUGUST, 2003.

DOLPHIN ENERGY CORPORATION                    QUANECO, L.L.C.

By: /S/ MARC BRUNER                           By: /S/ HARRISON SCHUMACHER
   --------------------------------              -------------------------------

Name:      MARC BRUNER                        Name:     HARRISON SCHUMACHER
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Title:    CHAIRMAN & PRESIDENT                Title:      MANAGING MEMBER
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